STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:15 PM 03/07/1997 971075515 — 2726031	Exhibit 3.150
CERTIFICATE OF INCORPORATION
OF
TENNECO PACKAGING INTERNATIONAL HOLDINGS INC.
     1. The name of the corporation is:
          Tenneco Packaging International Holdings Inc.
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of Its registered agent at such address is The Corporation Trust Company.
     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     4. The total number of shares of stock which the corporation shall have authority to issue is two hundred (200) and the par value of each of such shares is Five Dollars ($5.00) amounting in the aggregate to One Thousand Dollars ($1,000).
     5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be written ballot.
     6. The name and mailing address of the incorporator is:

Name	Mailing Address
Bonnie E. Heacock	c/o Jenner & Block
One IBM Plaza, Suite 3700
Chicago, IL 60611
     7. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

Name	Mailing Address
Paul T. Stecko	1603 Orrington Avenue Evanston, IL 60201-3853

     8. The corporation is to have perpetual existence.
     9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.
     10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of March, 1997.

/s/ Bonnie E. Heacock
Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 12/09/1999
991528250 — 2726031
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
TENNECO PACKAGING INTERNATIONAL HOLDINGS INC.
          TENNECO PACKAGING INTERNATIONAL HOLDINGS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:
     FIRST; That the Board of Directors of the Company, by Unanimous Written Consent dated as of November 15, 1999, adopted a resolution setting forth a proposed Amendment to the Certificate of Incorporation of the Company, declaring said Amendment to be advisable. The resolution setting forth the proposed Amendment is as follows:
     RESOLVED, that the Certificate of Incorporation of the Company be amended by deleting in its entirety Article 1 thereof, and by inserting in lieu thereof the provision hereinafter set forth so that the said Article 1 shall be and read as follows:
     “ 1. The name of the corporation is Pactiv International Holdings Inc.”
     SECOND: That thereafter, said Amendment has been consented to and authorized by the holder of all the issued and outstanding stock entitled to vote thereon by a written Consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and filed with the Company on November 15, 1999.
     THIRD: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said TENNECO PACKAGING INTERNATIONAL HOLDINGS INC. has caused this Certificate to be signed by its Vice President, and its corporate seal to be hereunto affixed and attested by the Assistant Secretary, this 15th day of November, 1999.

TENNECO PACKAGING INTERNATIONAL HOLDINGS INC.
By:	/s/ Don P. Carpenter
Don P. Carpenter
Vice President

ATTEST:
By:	/s/ Bert F. Neece
Bert F. Neece
Assistant Secretary